Exhibit 99.1

HIRU CORPORATION – New Co-Packing Agreement with VOSS Water

GLENDALE, ARIZONA – March 24, 2023 (OTC MARKETS) – Hiru Corporation (the “Company” or “HIRU”) would like to announce it has entered into a new multi-million-dollar co-packing agreement with VOSS Water (“Voss”), a high-end producer of high end still and sparkling water products.

This new co-packing agreement will be for the VOSS’s operations in the Western United States and will be serviced by the Company mainly through its manufacturing facilities in Glendale, Arizona and Denman, California. It will include all types of bottles used by Voss including their well-known cylindrical glass, aluminum, and PET ("Polyethylene Terephthalate” which is a clear, strong, and lightweight plastic) used on the various water products they market. According to the new Agreement, Voss will provide the Company with the appropriate bottles to be used and the Company will fill both still and sparkling water pursuant to their ongoing purchase orders.

The Company will be providing a wide range of bottle sizes for Voss. This includes the 330ml, 500ml, and 850ml for their clear plastic water bottles, 375ml and 800ml for their clear, cylindrical water glass bottles; and 375ml and 800ml for their clear, cylindrical glass bottles for their sparkling water. Additionally, the Company will be co-packing the specialty flavored water containers that come in aluminum alloy.

Ms. Kathryn Gavin (President and CEO of the Company), states…"This new co-packing agreement with Voss Water has been in the works for several months now and is a natural outgrowth of our ever-expanding ability to meet large client demand on the West Coast of the United States and our successful production history in servicing other similar national brands. We expect this co-packing relationship to become a significant and ongoing revenue source as we continue to meet their future delivery expectations and our manufacturing footprint continues to grow. The Company is growing at a rapid pace and now includes almost all of the national water bottling companies that ae well known to the consuming public.”

Disclaimer Regarding Forward Looking Statements

Certain statements that we make may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions.  In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions.  Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements.  We caution investors not to rely unduly on any forward-looking statements.

ABOUT US

Hiru Corp. is a Georgia corporation, is a public quoted Pink Sheet OTC issuer under the ticker symbol "HIRU" (the “Company”). The Company reports as an alternative reporting issuer with OTC Markets Group, Inc. and is current in its mandatory required filings (e.g., Pink Sheet Current). Currently, the Company has one wholly owned, operational subsidiary, AZ Custom Bottled Water, Inc., a Nevada corporation (“AZ Water”), which owns and operates a commercial water bottling and labeling facility based in Phoenix, Arizona. AZ Water operates a B2C website at Water and Ice (waterandiceshop.com)

CONTACT:

5524 N 51st Ave

Glendale, AZ 85301

Web Site: www.waterandiceshop.com

Twitter: https://twitter.com/hirucorpnew

Phone: 928-408-4486

Email: info@waterandiceshop.com

Contact: Kathryn Gavin, CEO